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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We consent to the references to our firm, in the context in which they appear, in the registration statement on Form S-3 and related prospectus of Kodiak Oil & Gas Corp., and the information regarding our audit of the reserve estimates of Kodiak Oil & Gas Corp. as of December 31, 2007, and our reserve estimates of Kodiak Oil & Gas Corp. as of December 31, 2006, appearing in the Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2007, as well as in the notes to the financial statements included therein, which are incorporated by reference into the registration statement. We also consent to the use of our name as it appears under the caption "Experts."

NETHERLAND, SEWELL & ASSOCIATES, INC.
	By:	/s/ C.H. (Scott) Rees III, P.E. C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer
Dallas, Texas July 11, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS